Exhibit 99


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Great Plains Energy Incorporated (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 8, 2002. We agree with the statements concerning our Firm in such Form 8-K, except that it should be noted that we are not in a position to comment on the Company's solicitation or evaluation process referred to in the last sentence of the first paragraph of such Form 8-K. It should be noted that with respect to the first sentence of the second paragraph our agreement extends through February 8, 2002, the date that the Company notified us that our services will be discontinued effective with the completion of the audit of the December 31, 2001 financial statements.



                                /s/PricewaterhouseCoopers LLP
                                   PricewaterhouseCoopers LLP

Kansas City, Missouri
February 15, 2002